UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36689 (Commission File Number)	47-1025534 (IRS Employer Identification No.)

250 West 57th Street, Suite 415, New York, New York 10107 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Senior Secured Notes

On May 20, 2021 (the “Closing Date”), Inspired Entertainment (Financing) PLC (the “Issuer”), a wholly owned subsidiary of Inspired Entertainment, Inc. (the “Company,” and together with its subsidiaries, the “Group”), issued £235.0 million aggregate principal amount of its 7.875% senior secured notes due 2026 (the “Senior Secured Notes”).

The Senior Secured Notes and related guarantees were issued under an indenture, dated as of the Closing Date (the “Indenture”), among the Issuer, as issuer, the Company, as a guarantor, certain English and U.S. subsidiaries of the Company, as guarantors (collectively and together with the Company, the “Guarantors”), GLAS Trustees Limited, as trustee (in such capacity, the “Trustee”), GLAS Trust Corporation Limited as security agent (in such capacity, the “Security Agent”) and GLAS Trust Company LLC as paying agent, transfer agent and registrar. The terms of the Senior Secured Notes and related guarantees are governed by the Indenture.

The Company used proceeds from the offering of the Senior Secured Notes (i) to repay its existing £145.8 million senior secured term loan facility and €93.1 million senior secured term loan facility and accrued interest thereon (the “Existing Financing”) and (ii) to pay fees, commissions and expenses incurred in connection with the refinancing. The Company intends to use the balance of the proceeds for general corporate purposes, including to close-out derivative contracts entered into in connection with the Existing Financing.

The Senior Secured Notes and related guarantees were offered only to “Qualified Institutional Buyers” within the meaning of Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in compliance with Regulation S under the Securities Act. The Senior Secured Notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state of the United States, and the Senior Secured Notes and related guarantees may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or local securities laws.

The following is a brief description of the Senior Secured Notes and the Indenture.

Interest and Maturity

The Senior Secured Notes bear interest at a rate of 7.875% per annum and mature on June 1, 2026. Interest is payable on the Senior Secured Notes on June 1 and December 1 of each year, commencing on December 1, 2021.

Ranking

The Senior Secured Notes and related guarantees are senior secured obligations of the Issuer and the Guarantors that (i) rank equally in right of payment to any of the Issuer’s and the Guarantors’ existing and future indebtedness(except as otherwise described in this paragraph); (ii) rank senior in right of payment with all of the Issuer’s and the Guarantor’s existing and future senior subordinated indebtedness; (iii) are effectively junior in right of payment to all of the Issuer’s and the Guarantors’ existing and future secured indebtedness that is secured by assets that do not secure the Senior Secured Notes and the guarantees thereof to the extent of the value of the assets securing such indebtedness; and (iv) are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Senior Secured Notes (other than the Issuer).

Guarantees

The Senior Secured Notes are fully and unconditionally guaranteed on a senior secured first-priority basis by the Guarantors on a joint and several basis.

Security

The Senior Secured Notes and related guarantees are secured, subject to certain permitted collateral liens, on a first-priority basis by substantially all assets of the Guarantors and all claims of the Issuer under an intercompany loan from the Issuer to Gaming Acquisitions Limited, a private limited liability company incorporated under the laws of England and Wales and an indirect wholly-owned subsidiary of the Company (“GAL”), of the proceeds of the offering of the Senior Secured Notes.

Covenants

The Indenture contains incurrence covenants that limit the ability of the Company and the Company’s restricted subsidiaries to, among other things, (i) incur or guarantee additional debt and issue certain preferred stock of restricted subsidiaries; (ii) create or incur certain liens; (iii) make restricted payments, including dividends or distributions to the Company’s stockholders or repurchase the Company’s stock; (iv) prepay or redeem subordinated debt; (v) make certain investments, including participating joint ventures; (vi) create encumbrances or restrictions on the payment of dividends or other distributions by restricted subsidiaries; (vii) sell assets, or consolidate or merge with or into other companies; (viii) sell or transfer all or substantially all of the Company’s assets or those of the Company’s subsidiaries on a consolidated basis; (ix) engage in certain transactions with affiliates; and (x) create unrestricted subsidiaries. Certain of these covenants will be suspended if and for so long as the Senior Secured Notes have investment grade ratings from any two of Moody’s Investors Service, Inc., Standard & Poor’s Investors Ratings Services and Fitch Ratings, Inc. These covenants are subject to exceptions and qualifications as set forth in the Indenture.

Events of Default

The Indenture provides for events of default (subject in certain cases to grace, notice and cure periods) which include, among others, non-payment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Subject to certain exceptions, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the outstanding Senior Secured Notes may declare the principal of, premium, if any, and accrued but unpaid interest on all of the Senior Secured Notes to be due and payable immediately. Such amounts will be automatically due and payable for certain bankruptcy events of default.

Optional Redemption

The Issuer may redeem the Senior Secured Notes, in whole or in part, at any time and from time to time prior to June 1, 2023, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium as set forth in the Indenture and form of the Senior Secured Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Issuer may also redeem the Senior Secured Notes, in whole or in part, at any time and from time to time on or after June 1, 2023, at the redemption prices set forth in the Indenture and form of the Senior Secured Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to June 1, 2023, the Issuer may redeem up to 40% of the original aggregate principal amount of the Senior Secured Notes with the net cash proceeds of one or more equity offerings, as described in the Indenture, at a redemption price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time prior to June 1, 2023, the Issuer may redeem up to 10% of the aggregate principal amount of the Senior Secured Notes within each 12-month period at a redemption price equal to 103.000% of the aggregate principal amount of the Senior Secured Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Mandatory Offers to Purchase Notes

If the Company experiences a change of control event specified in the Indenture, the Issuer must offer to purchase the Senior Secured Notes, in cash, at a redemption price equal to 101.000% of the principal amount thereof plus accrued and unpaid interest, if any, up to, but excluding, the redemption date. In addition, the Indenture may require the Issuer to use excess proceeds from certain asset dispositions for an offer to purchase the Senior Secured Notes at 100.000% of the principal amount thereof plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.

No Registration Rights or Listing

The Senior Secured Notes and related guarantees do not have the benefit of any registration rights. An application will be made to The International Stock Exchange Authority Limited to list the Senior Secured Notes on the Official List of The International Stock Exchange and to admit the Senior Secured Notes for trading on the Official List of The International Stock Exchange.

The foregoing descriptions of the Senior Secured Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the actual Indenture and form of Senior Secured Notes, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Revolving Credit Facility

In connection with the issuance of the Senior Secured Notes on the Closing Date, GAL, together with the Issuer, the Company and certain other direct and indirect wholly-owned subsidiaries of the Company, entered into a Super Senior Revolving Facility Agreement (the “RCF”) with Global Loan Agency Services Limited, as agent (the “Agent”), Barclays Bank plc (“Barclays”) and Macquarie Corporate Holdings Pty Limited (UK Branch) (“Macquarie UK” and together with Barclays, the “Arrangers”) as arrangers and each lender party thereto (the “Lenders”), pursuant to which the Lenders agreed to provide, subject to certain conditions, a secured revolving facility loan in an original principal amount of £20 million under which as of the Closing Date the Issuer, GAL and Inspired Gaming (UK) Limited are able to draw funds (the “RCF Loan”). The RCF Loans will terminate 54 months from the Closing Date, being November 20, 2025.

Subject to compliance with customary conditions, the RCF allows the Company and its subsidiaries to incur additional senior secured, second lien and unsecured indebtedness in the amounts permitted under the Senior Secured Notes, either as a new facility or as an additional sub tranche or increase of the RCF.

Proceeds from the RCF Loans, if drawn, may be used to directly or indirectly finance or refinance the working capital and/or the general corporate purposes of the Group, including the funding of: (i) any interest payments and any fees, costs and expenses (including any original issue discount) arising in connection with the refinancing of the Existing Financing; (ii) capital expenditure; (iii) any permitted acquisition, investment or joint venture; (iv) operational restructurings or reorganization requirements of the Group; and (v) any working capital related adjustments (however structured) related to or arising in connection with any permitted acquisition.

The funding of the RCF Loans is subject to customary conditions set forth in the RCF, including documentary conditions precedent which are to be satisfied on the Closing Date. The undrawn commitment of each Lender under the RCF Loan will automatically terminate, unless previously terminated by the Company, on the date that is 53 months after the Closing Date, being October 20, 2025.

The RCF Loans will bear interest at a rate per annum equal to (i) SONIA for borrowings in sterling, (ii) LIBOR (or, on and after December 31, 2021, SOFR) for borrowings in dollars, or (iii) EURIBOR for borrowings in Euro, as applicable, plus, in each case, a margin (based on the Company’s consolidated senior secured net leverage ratio) ranging from 4.25% to 4.75% per annum. With respect to the RCF Loan, a commitment fee of 30% of the then applicable margin is payable at any time on any unutilized portion of the RCF Loan.

The RCF contains various covenants (which include restrictions regarding the incurrence of liens, the incurrence of indebtedness by the Company’s subsidiaries and fundamental changes, subject in each case to certain exceptions), representations, warranties, limitations and events of default (which include non-payment, breach of obligations under the financing documents, cross-default, insolvency and litigation) customary for similar facilities for similarly rated borrowers and subject to customary carve-outs and grace periods. Following the occurrence of an event of default which has not been waived or remedied, the Lenders who represent more than 66.67% of total commitments under the RCF may, subject to the terms of an intercreditor agreement (which governs the relationship between the Lenders and the holders of the Senior Secured Notes), instruct the agent to (i) accelerate the RCF Loans, (ii) instruct the security agent to enforce the transaction security and/or (iii) exercise any other remedies available to the Lenders.

The RCF requires that the Company maintain a maximum consolidated senior secured net leverage ratio of 6.25x on the test date for the relevant period ending June 30, 2021, stepping down to 6.0x on March 31, 2022, 5.75x on March 31, 2023 and 5.50x from March 31, 2024 and thereafter (the “RCF Financial Covenant”). The RCF Financial Covenant is calculated as the ratio of consolidated senior secured net debt to consolidated pro forma EBITDA (defined as net loss excluding depreciation and amortization, interest expense, interest income and income tax expense) for the 12-month period preceding the relevant quarterly testing date and is tested quarterly on a rolling basis, subject to the Initial Facility (as defined in the RCF) being drawn on the relevant test date. The RCF does not include a minimum interest coverage ratio or other financial covenants.

The outstanding principal amount of each advance under the RCF Loans is payable on the last day of the interest period relating to such advance, unless such advance is rolled over on a cashless basis in accordance with customary rollover provisions contained in the RCF, with a final repayment on the date that is 54 months from the Closing Date, being November 20, 2025.

The RCF is governed by English law.

In the event that a Lender breaches its obligations under the RCF, otherwise repudiates or rescinds the RCF or any other finance document or is subject to an insolvency event, the Company is entitled to prepay the amounts owed to such Lender, cancel its undrawn commitments and replace it with another financial institution of the Company’s choosing who is willing to join the RCF as a Lender. Subject to the foregoing, recourse against the Lenders by the Company or its subsidiaries that are party to the RCF would, absent fraud or other criminal behavior, generally be limited to remedies for breach of contract.

The foregoing description of the RCF does not purport to be complete and is qualified in its entirety by reference to the actual RCF, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain Relationships

Macquarie Capital (Europe) Limited (an initial purchaser of the Senior Secured Notes) and Macquarie Corporate Holdings Pty Limited (UK) Branch) (an arranger and lending party under the Revolving Credit Facility) are both affiliates of MIHI LLC, which beneficially owned approximately 16.61% of Company common stock as of April 1, 2021, including 1,000,000 shares underlying 2,000,000 warrants to purchase shares of Company common stock.

Pursuant to a stockholders agreement, dated December 23, 2016, by and among the Company, Hydra Industries Sponsor LLC (the “Hydra Sponsor”), MIHI LLC and certain other parties, (i) MIHI LLC and the Hydra Sponsor are permitted to jointly designate two directors to the board of directors of the Company and (ii) MIHI LLC is permitted to designate one non-voting observer to attend all meetings of the board of directors of the Company.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry into the Revolving Credit Facility and the issuance of the Senior Secured Notes, on May 20, 2021, GAL prepaid in full the Existing Financing and terminated the Senior Facilities Agreement dated September 27, 2019. No prepayment premium applied to the prepayment of the Existing Financing (although customary break cost provisions apply). In addition, on May 19, 2021, GAL terminated its two interest rate swaps, which fixed a portion of the variable interest rate on the Existing Financing. The termination fees were settled on the Closing Date.

Certain Relationships

The information set forth under “Commitment Letter” and “Certain Relationships” in Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 11, 2019 is incorporated herein by reference.

1 Note to INSE: Please confirm.

In the ordinary course of their respective businesses, certain of the agents and lenders, or their respective affiliates, under the Existing Financing, the Senior Secured Notes and the RCF have performed, and may in the future perform, commercial banking, investment banking, advisory or other financial services for Inspired and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On the Closing Date, the Company issued a press release announcing that the Issuer, a wholly owned subsidiary of the Company, completed the previously announced private offering of £235.0 million aggregate principal amount of its 7.875% senior secured notes due 2026 . A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of May 20, 2021, among Inspired Entertainment (Financing) PLC, as issuer, Inspired Entertainment, Inc., as a guarantor, the subsidiaries of Inspired Entertainment, Inc. named therein, as additional guarantors, GLAS Trustees Limited, as trustee, GLAS Trust Corporation Limited as security agent and GLAS Trust Company LLC as paying agent, transfer agent and registrar

4.2	Form of 7.875% Senior Secured Notes due 2026 (included in Exhibit 4.1)

10.1	Super Senior Revolving Credit Facilities Agreement, dated as of May 20, 2021, among Inspired Entertainment, Inc., Gaming Acquisition Limited, Inspired Entertainment (Financing) PLC and Inspired Gaming (UK) Limited as original borrowers, the subsidiaries of Inspired Entertainment, Inc. named therein as original guarantors, Global Loan Agency Services Limited as agent, GLAS Trust Corporation Limited as security agent and Barclays Bank plc and Macquarie Corporate Holdings Pty Limited (UK Branch) as arrangers and original lenders.

99.1	Press Release issued by Inspired Entertainment, Inc. on May 20, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2021	INSPIRED ENTERTAINMENT, INC.

	By:	/s/ A. Lorne Weil
	Name:	A. Lorne Weil
	Title:	Executive Chairman